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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation of our report dated January 12, 1995, included in the Carrington Laboratories, Inc., Form 10-K for the year ended November 30, 1994, in this Registration Statement and into the Company's previously filed Registration Statements on Form S-8 (File No. 33-22849, File No. 33-36041, No. 33-42002, and File No. 33-50430). It
should be noted that we have not audited any financial statements of the Company subsequent to November 30, 1994, or performed any audit procedures subsequent to the date of our report.


                                       ARTHUR ANDERSEN LLP

Dallas, Texas,
 November 17, 1995